BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

10/24/2019 12:17:05 PM

Work Order Number: W2019102401260 - 187078
Reference Number: 20190242188
Through Date: 10/24/2019 12:17:05 PM
Corporate Name: QUTURE INTERNATIONAL, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20120109587-55	Amendment - 02/15/2012	6
20110597880-21	Amendment - 08/15/2011	6
20100493153-08	Certificate Pursuant to NRS 78.209 - 07/02/2010	1
20100108349-18	Articles of Exchange - 02/17/2010	28
20080263331-48	Certificate Pursuant to NRS 78.209 - 04/16/2008	1
20060225572-11	Articles of Incorporation - 04/07/2006	2
20060225574-33	Miscellaneous - 04/07/2006	1

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Electronically Certified
Certificate Number: B20191024313742

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

You may verify this certificate
online at **http://www.nvsos.gov**

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0270812006-3
	Filing Number 20120109587-55
Secretary of State	Filed On 02/15/2012
State Of Nevada	Number of Pages 6

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Techs Loanstar, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The name of the corporation is Quture International, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 75.3%

4. Effective date and time of filing: (optional) Date: 2/15/12 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED
ARTICLES OF INCORPORATION OF
TECHS LOANSTAR, INC.
a Nevada Corporation

PURSUANT TO SECTIONS 78.380 AND 78.390 OF THE NEVADA REVISED STATUTES

ARTICLE I

The name of the corporation is Quture International, Inc.

ARTICLE II

Its registered office is to be located at 112 North Currie Street, Carson City, Nevada 89703. The name of its registered agent at such address is State Agent and Transfer Syndicate, Inc.

ARTICLE III

The total number of shares of Common Stock which this corporation shall have authority to issue is 2,510,000,000 consisting of (i) 2,500,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

(a) Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes ("N.R.S.") (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The designation of the series, which may be by distinguishing number, letter or title;

(ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv) Dates on which dividends, if any, shall be payable;

(v) The redemption rights and price or prices, if any, for shares of the series;

(vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix) Restrictions on the issuance of shares of the same series or of any other class or series;

(x) The voting rights, if any, of the holders of shares of the series.

(xi) The restrictions and conditions, if any, upon the issuance or reissuance of any Additional preferred stock ranking or a part with or prior to such shares as to dividends or upon distribution; and

(xii) Any other preferences, limitations or relative rights of shares of such class or series consistent with this Article III, the general corporation law of the State of Nevada, and applicable law.

(b) Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

ARTICLE IV

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other

securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

(c) Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d) Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e) Provisions that permit the Corporation to redeem or exchange such rights.

(f) The appointment of a rights agent with respect to such rights.

ARTICLE V

(a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in these Amended Articles of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

(b) Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VII

(a) Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b) The Corporation may, by action of the Board of Directors or through the adoption of By-laws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by these Amended Articles of Incorporation or otherwise by the Corporation.

(c) The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise.

(d) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VII.

(e) Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of these Amended Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but

for this Article VII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

(a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b) Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of these Amended Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

Except as may be expressly provided in these Amended Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX; provided, however, that any amendment or repeal of Article VII or Article VIII of these Amended Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0270812006-3
	Filing Number 20110597880-21
Secretary of State	Filed On 08/15/2011
State Of Nevada	Number of Pages 6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Techs Loanstar, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I

The name of the corporation

is "Techs Loanstar, Inc."

(Balance of amendment attached).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 59%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
TECHS LOANSTAR, INC.
a Nevada Corporation

PURSUANT TO SECTIONS 78.380 AND 78.390 OF THE NEVADA REVISED STATUTES

ARTICLE II

Its registered office is to be located at 112 North Currie Street, Carson City, Nevada 89703. the name of its registered agent at such address is State Agent and Transfer Syndicate, Inc.

ARTICLE III

The total number of shares of Common Stock which this corporation shall have authority to issue is 2,510,000,000 consisting of (i) 2,500,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

(a) Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes ("N.R.S.") (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) The designation of the series, which may be by distinguishing number, letter or title;

(ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv) Dates on which dividends, if any, shall be payable;

(v) The redemption rights and price or prices, if any, for shares of the series;

(vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix) Restrictions on the issuance of shares of the same series or of any other class or series;

(x) The voting rights, if any, of the holders of shares of the series.

(xi) The restrictions and conditions, if any, upon the issuance or reissuance of any Additional preferred stock ranking or a part with or prior to such shares as to dividends or upon distribution; and

(xii) Any other preferences, limitations or relative rights of shares of such class or series consistent with this Article III, the general corporation law of the State of Nevada, and applicable law.

(b) Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

ARTICLE IV

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

(c) Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d) Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e) Provisions that permit the Corporation to redeem or exchange such rights.

(f) The appointment of a rights agent with respect to such rights.

ARTICLE V

(a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in these Amended Articles of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

(b) Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

ARTICLE VII

(a) Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of

another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b) The Corporation may, by action of the Board of Directors or through the adoption of By-laws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by these Amended Articles of Incorporation or otherwise by the Corporation.

(c) The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise.

(d) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VII.

(e) Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of these Amended Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

(a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b) Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of these Amended Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

Except as may be expressly provided in these Amended Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX; provided, however, that any amendment or repeal of Article VII or Article VIII of these Amended Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number E0270812006-3
	Filing Number 20100493153-08
Secretary of State	Filed On 07/02/2010
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Techs Loanstar, inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

300,000,000 shares of common stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

900,000,000 shares of common stock, par value $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

3 shares of common stock shall be issued after the change in exchange for 1 share of common stock issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the nearest whole share.

7. Effective date of filing: (optional) 7/2/2010

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]
Signature of Officer

CFO
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 1

Filed in the Office of	Business Number E0270812006-3
	Filing Number 20100108349-18
Secretary of State	Filed On 02/17/2010
State Of Nevada	Number of Pages 28

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Exchange
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than two constituent entities, check box ☐ and attach an 8 1/2" x 11 " blank sheet listing the entities continued from article one.

ZenZum USA Inc.
Name of ***acquired*** entity

Nevada — Jurisdiction
Corporation — Entity type *

and,

Techs Loanstar, Inc.
Name of ***acquiring*** entity

Nevada — Jurisdiction
Corporation — Entity type *

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FILING FEE: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

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3) Owner's approval (NRS 92A.200) (options a b, or c must be used for each entity) (If there are more than two constituent entities, check box ☐ and attach an 8 1/2" x 11 " blank sheet listing the entities continued from article three):

(a) Owner's approval was not required from

Name of *acquired* entity, if applicable

and, or;

Name of *acquiring* entity, if applicable

(b) The plan was approved by the required consent of the owners of *

ZenZuu USA, Inc.
Name of *acquired* entity, if applicable

and, or;

Techs Loanstar, Inc.
Name of *acquiring* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

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USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of *acquired* entity, if applicable

and, or;

Name of *acquiring* entity, if applicable

4) Location of Plan of Exchange (check a or b):

[X] (a) The entire plan of exchange is attached;

or,

[ ] (b) The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Exchange
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Effective date (optional)*:

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230):**

If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article six. ☐

ZenZuu USA, INC
Name of acquired entity

X [signature] PRESIDENT 2/10/10
Signature Title Date

TECHS LOANSTAR, INC
Name of acquiring entity

X [signature] PRESIDENT. FEB-10, 2010
Signature Title Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

**The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

TECHS LOANSTAR, INC.

AND

ZENZUU USA, INC. AND
THE SECURITY HOLDERS OF ZENZUU USA, Inc.

INDEX

EXHIBITS

AGREEMENT

THIS AGREEMENT ("Agreement") is made this 10th day of February, 2010, by and between Techs Loanstar, Inc., a Nevada corporation ("TCLN "), ZenZuu USA, Inc., a Nevada corporation ("ZZUSA"), and the security holders of ZZUSA (the "ZZUSA Security Holders") who are listed on Exhibit 1.1 hereto and have executed Subscription Agreements in the form attached in Exhibit 1.2, hereto.

WHEREAS, TCLN is a publicly-owned Nevada corporation with 40,400,000 shares of common stock, par value $0.001 per share, issued and outstanding and is quoted on the Over the Counter Bulletin Board (the "OTCBB") under the symbol "TCLN".

WHEREAS, TCLN desires to acquire all of the issued and outstanding common stock of ZZUSA from the ZZUSA Security Holders in exchange for newly issued unregistered shares of common stock of TCLN ;

WHEREAS, all of the ZZUSA Security Holders, by execution of Exhibit 1.2 hereto, agree to exchange all 46,750 common shares they hold in ZZUSA for 25,000,000 common shares of TCLN .

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1 *Issuance of Securities.* Subject to the terms and conditions of this Agreement, TCLN agrees to issue and exchange 25,000,000 fully paid and non-assessable unregistered shares of TCLN 's $.001 par value common stock (the "TCLN Shares") for all 46,750 issued and outstanding shares of the $.001 par value common stock of ZZUSA (the "ZZUSA Shares") held by the ZZUSA Security Holders. All TCLN Shares will be issued directly to the ZZUSA Security Holders on the date the transaction contemplated by this Agreement closes (the "Closing Date"), pursuant to the schedule set forth in Exhibit 1.1.

1.2 *Exemption from Registration.* The parties hereto intend that all TCLN common stock to be issued to the ZZUSA Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder. In furtherance thereof, each of the ZZUSA Security Holders will execute and deliver to TCLN on the Closing Date their consent to this Agreement set forth in Exhibit 1.2 hereto.

1.3 *TCLN Common Stock Outstanding.* TCLN has 40,400,000 shares currently outstanding. On the Closing Date, Gary Pizzacalla shall retire 28,000,000 shares to Treasury Stock. Accordingly, following the closing of the Agreement, TCLN shall have a total of 37,400,000 shares outstanding, comprised of 25,000,000 shares (66.8% of the total shares

outstanding) held by the ZZUSA Security Holders and 12,400,000 shares (33.2% of the total shares outstanding) retained by the original TCLN stockholders.

ARTICLE II

Representations and Warranties of ZZUSA

ZZUSA hereby represents and warrants to TCLN that:

2.1 *Organization.* ZZUSA is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2 *Capital.* The authorized capital stock of ZZUSA consists of 75,000,000 authorized shares of $.001par value common stock, of which 46,750 shares of common stock are outstanding. There are no authorized shares of preferred stock. All of the outstanding common stock of ZZUSA is duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities (except as provided in Section 1.3, above) or other agreements or commitments obligating ZZUSA to issue any additional shares of its capital stock of any class, other than those itemized on Schedule 2.2.

2.3 *Subsidiaries.* ZZUSA does not have any subsidiaries or own any interest in any other enterprise.

2.4 *Directors and Officers.* The names and titles of the directors and officers of ZZUSA as of the date of this Agreement are as follows:

Name	Position
Henry Fong	Chief Executive Officer and Director
Barry Hollander	Chief Financial Officer and Director

2.5 *Financial Statements.* Exhibit 2.5 hereto consists of the audited financial statements of ZZUSA for the year ended May 31, 2009, and the unaudited financial statements for the six months ended November 30, 2009 (together, the "ZZUSA Financial Statements"). The ZZUSA Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by ZZUSA throughout the periods indicated, and fairly present the financial position of ZZUSA as of the dates of the balance sheets included in the ZZUSA Financial Statements and the results of operations for the periods indicated. There are no material omissions or non-disclosures in the ZZUSA Financial Statements.

2.6 *Absence of Changes.* Since November 30, 2009, there has not been any material change in the financial condition or operations of ZZUSA, except as contemplated by this

Agreement and the notes issued or to be issued per Section 1.3 herein. As used throughout this Agreement, "material" means: Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party. Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this transaction.

2.7 *Absence of Undisclosed Liabilities.* As of November 30, 2009, ZZUSA did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the ZZUSA Financial Statements.

2.8 *Tax Returns.* Except for the items on Schedule 2.8, ZZUSA has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.5 are adequate for the periods indicated. There are no present disputes as to taxes of any nature payable by ZZUSA.

2.9 *Investigation of Financial Condition.* Without in any manner reducing or otherwise mitigating the representations contained herein, TCLN , its legal counsel and accountants shall have the opportunity to meet with ZZUSA's accountants and attorneys to discuss the financial condition of ZZUSA during reasonable business hours and in a manner that does not interfere with the normal operation of ZZUSA's business. ZZUSA shall make available to TCLN all books and records of ZZUSA, provided, however, that ZZUSA will be under no obligation to provide any information subject to confidentiality provisions or waive any privilege associated with any such information.

2.10 *Intellectual Property Rights.* ZZUSA owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business, including the ZenZuu social networking database.

2.11 *Compliance with Laws.* To the best of ZZUSA's knowledge, ZZUSA has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.12 *Litigation.* ZZUSA is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of ZZUSA, threatened against or affecting ZZUSA or its business, assets or financial condition, except as disclosed in Exhibit 2.12. ZZUSA is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. ZZUSA is not engaged in any material litigation to recover monies due to it.

2.13 *Authority*. The Board of Directors of ZZUSA has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and ZZUSA has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of ZZUSA and is enforceable in accordance with its terms and conditions. By execution of Exhibit 1.2, all of the ZZUSA Security Holders have agreed to and have approved the terms of this Agreement.

2.14 *Ability to Carry Out Obligations*. To the best of ZZUSA's knowledge, the execution and delivery of this Agreement by ZZUSA and the performance by ZZUSA of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which ZZUSA is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ZZUSA, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of ZZUSA.

2.15 *Full Disclosure*. None of the representations and warranties made by ZZUSA herein or in any exhibit, certificate or memorandum furnished or to be furnished by ZZUSA, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.16 *Assets*. ZZUSA's assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

2.17 *Material Contracts*. All of ZZUSA's material contracts, including its exclusive ten-year U.S. license to the ZenZuu social networking database, are attached as Exhibit 2.17.

2.18 *Indemnification*. ZZUSA agrees to indemnify, defend and hold TCLN and TCLN 's officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against TCLN which arise out of, or result from (i) any breach by ZZUSA in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by ZZUSA under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by ZZUSA in this Agreement.

2.19 *Criminal or Civil Acts*. For the period of five years prior to the execution of this Agreement, no executive officer, director or principal stockholder of ZZUSA has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD (FINRA) judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.20 *Restricted Securities*. ZZUSA and the ZZUSA Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the TCLN Shares issued by TCLN

are restricted securities and none of such securities may be sold or publicly traded except in accordance with the provisions of the Act.

ARTICLE III

Representations and Warranties of TCLN

TCLN represents and warrants to ZZUSA that:

3.1 *Organization*. TCLN is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2 *Capital*. The authorized capital stock of TCLN currently consists of 300,000,000 shares of $.001 par value common stock, of which 40,400,000 shares are currently outstanding, and, in accordance with Section 1.3, 12,400,000 shares will be outstanding on the Closing Date. TCLN has no shares of preferred stock authorized and none outstanding. All of TCLN 's outstanding securities are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating TCLN to issue any additional shares of its capital stock of any class except as described in Section 1.1 above.

3.3 *Subsidiaries*. TCLN does not have any subsidiaries or own any interest in any other enterprise.

3.4 *Directors and Officers*. Gary Pizzacalla is the sole executive officer and director of TCLN .

3.5 *Financial Statements*. Exhibit 3.5 hereto consists of the audited financial statements of TCLN for the years ended April 30, 2009 and 2008 and the unaudited financial statements of TCLN for the six months ended October 31, 2009 and 2008 (the "TCLN Financial Statements"). The TCLN Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by TCLN throughout the periods indicated, and fairly present the financial position of TCLN as of the dates of the balance sheets included in the TCLN Financial Statements and the results of operations for the periods indicated. There are no material omissions or non-disclosures in the TCLN Financial Statements.

3.6 *Absence of Changes*. Since October 31, 2009, there has not been any material change in the financial condition or operations of TCLN , except as contemplated by this Agreement.

3.7 *Absence of Undisclosed Liabilities*. As of October 31, 2009, TCLN did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or

otherwise, and whether due or to become due, that is not reflected in the TCLN Financial Statements.

3.8 *Tax Returns*. Within the times and in the manner prescribed by law, TCLN has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

3.9 *Investigation of Financial Condition*. Without in any manner reducing or otherwise mitigating the representations contained herein, ZZUSA, its legal counsel and accountants shall have the opportunity to meet with TCLN 's accountants and attorneys to discuss the financial condition of TCLN . TCLN shall make available to ZZUSA all books and records of TCLN .

3.10 *Intellectual Property Rights*. TCLN does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights.

3.11 *Compliance with Laws*. TCLN has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12 *Litigation*. TCLN is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of TCLN , threatened against or affecting TCLN or its business, assets or financial condition. TCLN is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. TCLN is not engaged in any material litigation to recover monies due to it.

3.13 *Authority*. The sole Director of TCLN has authorized the execution of this Agreement and the transactions contemplated herein, and TCLN has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of TCLN , and is enforceable in accordance with its terms and conditions.

3.14 *Ability to Carry Out Obligations*. The execution and delivery of this Agreement by TCLN and the performance by TCLN of its obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which TCLN is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of TCLN , or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of TCLN .

3.15 *Full Disclosure*. None of the representations and warranties made by TCLN herein, or in any exhibit, certificate or memorandum furnished or to be furnished by TCLN or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16 *Assets.* TCLN has no assets or liabilities, other than those on the Financial Statements

3.17 *Material Contracts.* TCLN has no material contracts.

3.18 *Indemnification.* TCLN agrees to indemnify, defend and hold ZZUSA harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against ZZUSA, which arise out of, or result from (i) any breach by TCLN in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by TCLN under this Agreement, (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by TCLN in this Agreement.

3.19 *Bulletin Board Trading Status.* TCLN shall be in compliance with all requirements for, and its common stock shall continue to be quoted on, the Electronic Bulletin Board on the Closing Date, such that the common stock of TCLN may continue to be so quoted without interruption following the Closing Date.

ARTICLE IV

Covenants Prior to the Closing Date

4.1 *Investigative Rights.* Prior to the Closing Date, each party shall provide to the other party, and such other party's counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2 *Conduct of Business.* Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business. Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities. Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.3 *Confidential Information.* Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement. Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.4 *Notice of Non-Compliance.* Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

ARTICLE V

Conditions Precedent to TCLN 's Performance

5.1 *Conditions.* TCLN 's obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V. TCLN may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by TCLN of any other condition of or any of TCLN 's other rights or remedies, at law or in equity, if ZZUSA shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2 *Accuracy of Representations.* Except as otherwise permitted by this Agreement, all representations and warranties by ZZUSA in this Agreement or in any written statement that

shall be delivered to TCLN by ZZUSA under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3 *Performance*. ZZUSA shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4 *Absence of Litigation.* No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ZZUSA on or before the Closing Date.

5.5 *Officer's Certificate*. ZZUSA shall have delivered to TCLN a certificate dated the Closing Date signed by the Chief Executive Officer of ZZUSA certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

ARTICLE VI

Conditions Precedent to ZZUSA's Performance

6.1 *Conditions*. ZZUSA's obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. ZZUSA may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ZZUSA of any other condition of or any of ZZUSA's rights or remedies, at law or in equity, if TCLN shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2 *Accuracy of Representations*. Except as otherwise permitted by this Agreement, all representations and warranties by TCLN in this Agreement or in any written statement that shall be delivered to ZZUSA by TCLN under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3 *Performance*. TCLN shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4 *Absence of Litigation.* No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against TCLN on or before the Closing Date.

6.5 *Officer's Certificate*. TCLN shall have delivered to ZZUSA a certificate dated the Closing Date signed by the Chief Executive Officer of TCLN certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.6 *Payment of Liabilities.* On or before the Closing Date, TCLN shall have paid all outstanding obligations and liabilities of TCLN through the Closing Date, including obligations created subsequent to the execution of this Agreement.

6.7 *Director of TCLN* . On the Closing Date, the sole Director of TCLN shall resign and elect as directors the ZZUSA directors as set forth in Section 2.4.

6.8 *Officers of TCLN* . On the Closing Date, the newly constituted Board of Directors of TCLN shall elect the officers of ZZUSA as set forth in Section 2.4 and TCLN 's existing executive officer shall resign.

6.9 *Cancellation of TCLN Common Stock.* On the Closing Date, ZZUSA shall cancel the 28,000,000 shares of common stock returned by certain stockholders of TCLN pursuant to Section 1.4.

ARTICLE VII

Closing

7.1 *Closing*. The closing of this Agreement shall be held at the offices of Tarter Krinsky & Drogin LLP at any mutually agreeable time and date prior to February 1, 2010, unless extended by mutual agreement. At the closing:

(a) ZZUSA shall deliver to TCLN (i) copies of Exhibit 1.2 executed by all of the ZZUSA Security Holders, (ii) a schedule representing all of the outstanding ZZUSA Shares duly endorsed to TCLN , (iii) the officer's certificate described in Section 5.5, and (iv) signed minutes of its directors approving this Agreement; and

(b) TCLN shall deliver to the ZZUSA Security Holders (i) certificates representing an aggregate of 25,000,000 shares of TCLN 's common stock pursuant to the computations set forth in Exhibit 1.1 hereto, (ii) the officer's certificate described in Section 6.5, (iii) signed minutes of its sole director approving this Agreement, and (iv) resignations of its sole executive officer and director pursuant to Sections 6.7 and 6.8.

ARTICLE VIII

Covenants Subsequent to the Closing Date

Registration and Listing. Following the Closing Date, TCLN shall use its best efforts to continue TCLN 's common stock quotation on the Electronic Bulletin Board

ARTICLE IX

Miscellaneous

9.1 *Captions and Headings.* The Article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

9.2 *No Oral Change.* This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

9.3 *Non-Waiver.* The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

9.4 *Time of Essence.* Time is of the essence of this Agreement and of each and every provision hereof.

9.5 *Entire Agreement.* This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

9.6 *Choice of Law.* This Agreement and its application shall be governed by the laws of the state of Nevada.

9.7 *Counterparts.* This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.8 *Notices.* All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

<u>TCLN</u>: Techs Loanstar, Inc.
112 North Curry Street

Carson City, Nevada 89703
Attn: Gary Pizzacalla, Chief Executive Officer

ZZUSA: ZenZuu USA, Inc.
319 Clematis Street, Suite 703
West Palm Beach, FL. 33401
Attn: Henry Fong, Chief Executive Officer

9.9 *Binding Effect*. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

9.10 *Mutual Cooperation*. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

9.11 *Announcements*. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

9.12 *Expenses*. Each party will bear their own expenses, including any broker's or finder's fees and the expenses of their representatives, if any, and legal fees incurred at any time in connection with this Agreement, excepting that the ZZUSA will pay attorneys' fees of TCLN in the agreed amount of $15,000.

9.13 *Survival of Representations and Warranties*. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

9.14 *Exhibits*. As of the execution hereof, the parties have provided each other with the exhibits described herein. Any material changes to the exhibits shall be immediately disclosed to the other party.

9.15 *Termination, Amendment and Waiver*.

(a) Termination. This Agreement may be terminated at any time prior to the Closing Date:

(1) By mutual written consent of ZZUSA and TCLN ;

(2) By either ZZUSA or TCLN ;

(i) If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii) If the transaction shall not have been consummated on or before February 1, 2010.

(3) By ZZUSA, if TCLN breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4) By TCLN , if ZZUSA breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b) Effect of Termination. In the event of termination of this Agreement by either TCLN or ZZUSA, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of ZZUSA or TCLN .

(c) Extension; Waiver. At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d) Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of ZZUSA or TCLN , action by its respective Board of Directors.

In witness whereof, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

TCLN TECHS LOANSTAR, INC.	ZENZUU USA, INC.
By: ______________________	By: ______________________
Gary Pizzacalla Chief Executive Officer	Henry Fong Chief Executive Officer

08.0722j

EXHIBIT 1.1

SCHEDULE OF ZZUSA SECURITY HOLDERS
AND
ALLOCATION OF TCLN SHARES

Name of ZZUSA Security Holder	SS or Tax ID#	Number of ZZUSA Shares Exchanged	Number of TCLN Shares to be Issued
______			
______			
______			
______			
______			
______			
______			
Totals			**25,000,000**

{Client\002497\C1416\00231428.DOC;2}

EXHIBIT 1.2

ZENZUU USA'S SHAREHOLDER CONSENT

The undersigned, being the holders of a majority of the issued and outstanding shares of common stock of ZenZuu USA, Inc., a Nevada corporation (the "***Company***"), pursuant to the Nevada Revised Statutes, do hereby approve and adopt the following resolutions as though adopted at a special meeting of the Company's stockholders duly called and held:

WHEREAS, the board of directors of the Company approved the Agreement Concerning the Exchange of Securities By and Among Techs Loanstar, Inc. ("Techs") and the Company ("***Exchange Agreement***") as set forth on ***Exhibit A*** hereto whereby securities of the Company would be exchanged for shares of Techs (the "***Exchange***").

RESOLVED, that the Exchange with Techs is hereby approved under the terms set forth in the Exchange Agreement, subject to any changes, modifications, amendments, and supplements as the executive officers of the Company, or any of them, deem necessary or appropriate.

RESOLVED, that the Company's officers, or any of them, are hereby authorized in their discretion to take any and all actions as they deem necessary, advisable or appropriate in order to effectuate the Exchange, including, without limitation, executing and delivering such agreements, instruments and documents contemplated by the Exchange Agreement, and performing the obligations of the Company thereunder, including, without limitation, abandoning the Exchange at any time the chief executive officer of the Company deems appropriate; and

RESOLVED, that this written consent may be signed in counterparts, all of which taken together shall constitute one and the same instrument; and signatures to this written consent may be delivered by facsimile and other electronic means.

The undersigned is signing this written consent on the date set forth below.

STOCKHOLDER:

IF AN INDIVIDUAL:

____

Print Name: ________________

Date: ________________

IF AN ENTITY:

Entity Name: ________________________

By: ________________________

Print Name: ________________________

Title: ________________________

Date: ________________________

EXHIBIT 2.5

FINANCIAL STATEMENTS OF ZZUSA

EXHIBIT 3.5

FINANCIAL STATEMENTS OF TCLN

(ii) If the transaction shall not have been consummated on or before February 1, 2010.

(3) By ZZUSA, if TCLN breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4) By TCLN , if ZZUSA breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b) Effect of Termination. In the event of termination of this Agreement by either TCLN or ZZUSA, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of ZZUSA or TCLN .

(c) Extension; Waiver. At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d) Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of ZZUSA or TCLN , action by its respective Board of Directors.

In witness whereof, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

TCLN TECHS LOANSTAR, INC.	ZENZUU USA, INC.
By:	By: 2/10/10
Gary Pizzacalla	Henry Fong
Chief Executive Officer	Chief Executive Officer

ZENZUU USA, INC.

OFFICER'S CERTIFICATE

The undersigned. the President and Chief Executive Officer of Techs Loanstar, Inc. (the "***Company***"), pursuant to the Agreement Concerning the Exchange of Securities By and Among Techs Loanstar, Inc. and ZenZuu USA, Inc. and the Security Holders of ZenZuu USA, Inc., dated January 29, 2010 (the "***Exchange Agreement***"), hereby certifies, represents and warrants as follows:

1. The representations and warranties of the Company in the Exchange Agreement are true and correct in all material respects as of the date hereof. The Company has complied in all material respects with all the agreements and has satisfied all the conditions on its part to be performed or satisfied under the Exchange Agreement at, or prior to, the date hereof.

2. The authorized capital stock of the Company is 300,000,000 shares of common stock. As of the date hereof, 40,400,000 shares of common stock in the Company are issued and outstanding.

3. There is no action, suit, proceeding or investigation pending or threatened against the Company, other than on the appropriate schedule to the Exchange Agreement.

IN WITNESS WHEREOF, the undersigned executed this certificate effective as of January 29, 2010.

By: [signature]

Gary Pizzacalla
President & Chief Executive Officer

I certify that this document was executed by Gary Pizzacalla, known to me this 29 day of January, 2010 and that he did so freely and voluntarily.

[signature]

ARTHUR MacCOLL
Barrister & Solicitor
6655 Kitimat Road, Unit #8
Mississauga, Ontario
L5N 6J4
Tel: (905) 821-3213 Fax: (905) 821-2582

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number E0270812006-3
	Filing Number 20080263331-48
Secretary of State	Filed On 04/16/2008
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Techs Loanstar, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

75,000,000 shares of common stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

300,000,000 shares of common stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

4 shares of common stock shall be issued after the change in exchange for each share of common stock issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the nearest whole share.

7. Effective date of filing (optional): April 24, 2008

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature] President

Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the Office of	Business Number E0270812006-3
Dean Heller	Filing Number 20060225572-11
Secretary of State	Filed On 04/07/2006
State Of Nevada	Number of Pages 2

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	TECHS LOANSTAR, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	STATE AGENT AND TRANSFER SYNDICATE, INC. Name 112 NORTH CURRY STREET — CARSON CITY — Nevada NEVADA — 89703 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue	Number of shares with par value: 75,000,000 — Par value: $ .001 — Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1. GARY PIZZACALLA Name 112 NORTH CURRY STREET — CARSON CITY — NV — 89703 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	Debbie Renteria for State Agent and Transfer Syndicate, Inc. — Debbie Renteria Name — Signature 112 NORTH CURRY STREET — CARSON CITY — NV — 89703 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Debbie Renteria — 3/1/06 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

NUMBER OF PAGES ATTACHED 1

Addendum to the

ARTICLES OF INCORPORATION

OF

TECHS LOANSTAR, INC.

PARAGRAPH THREE
SHARES

The amount of the total authorized capital of this corporation is $75,000 as 75,000,000 shares each with a par value of one mill ($.001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT
ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

PARAGRAPH NINE
AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

STATE OF NEVADA
DIVISION OF MORTGAGE LENDING
DEPARTMENT OF BUSINESS AND INDUSTRY

KENNY C. GUINN
Governor

SYDNEY H. WICKLIFFE, C.P.A.
Director

400 W. King Street, Suite 406
Carson City, Nevada 89703
(775) 684-7060 Fax (775) 684-
Web Address: mld.nv.gov

Filed in the Office of	Business Number E0270812006-3
[signature]	Filing Number **20060225574-33**
Secretary of State	Filed On **04/07/2006**
State Of Nevada	Number of Pages **1**

MEMORANDUM

Date: March 17, 2006

From: Audrey Brooks-Scott, Management Analyst I

To: Secretary of State, Corporations Division

Subject: **Techs Loanstar, Inc.**

The Division of Mortgage Lending is in receipt of the subject firm's request for permission to file with the Nevada Secretary of State. As applicable, and pursuant to Chapter 78 of the NRS, the Division of Mortgage Lending has no objection to the subject firm incorporating in Nevada or qualifying to conduct business as a foreign corporation utilizing the word "mortgage, loan or finance" or incorporating for "mortgage" purposes.